Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Titanium Group, Ltd.

We consent to the use in the Form 10-K of our report dated March 31, 2011 relating to the consolidated financial statements of Titanium Group, Ltd. as of and for the years ended December 31, 2010.

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited
(Formerly ZYCPA Company Limited)
Certified Public Accountants

Hong Kong, China
March 30, 2012